Exhibit 99.1

Marinus Pharmaceuticals Receives FDA Orphan Drug Designation for Ganaxolone in the Treatment of Lennox-Gastaut Syndrome

RADNOR, Pa. – March 22, 2023 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today announced that the U.S. Food and Drug Administration (FDA) has granted orphan drug designation (ODD) to ganaxolone for the treatment of Lennox-Gastaut syndrome (LGS).

This designation applies to the active moiety of ganaxolone and is not dependent on the formulation. Marinus expects to initiate a multiple ascending dose study of a second generation ganaxolone formulation in the second quarter of 2023 and is planning to finalize the clinical program design for LGS in the second half of this year.

“This is the seventh orphan drug designation for ganaxolone, which we believe reinforces its potential as an innovative treatment option for rare epilepsies and seizure disorders, including LGS,” said Kimberly McCormick, PharmD., Chief Regulatory and Quality Assurance Officer of Marinus Pharmaceuticals. “We look forward to working closely with the FDA and the LGS community as we finalize our clinical development plans over the next several months and are committed to continuing to pursue development paths for ganaxolone that could benefit more patients.”

LGS is a severe form of epilepsy that begins in childhood with neurodevelopmental impairment and intractable atonic, tonic and generalized seizures. Given the overlap in seizure types and etiologies with other disorders where ganaxolone has therapeutic potential, such as CDKL5 deficiency disorder and tuberous sclerosis complex, Marinus believes that ganaxolone represents a promising opportunity to address the continuing unmet need in the LGS patient population.

The FDA’s Office of Orphan Drug Products grants orphan status to support the development of medicines for rare disorders that affect fewer than 200,000 people in the U.S. Orphan drug designation provides certain benefits, including market exclusivity upon regulatory approval, if received, exemption of FDA application fees and tax credits for qualified clinical trials.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s commercial product, ZTALMY® (ganaxolone) oral suspension CV, has been approved by the U.S. FDA for the treatment of seizures associated with CDKL5 deficiency disorder in patients two years of age and older. The potential of ganaxolone is also being studied in other rare seizure disorders, including in Phase 3 trials in tuberous sclerosis complex and refractory status epilepticus. Ganaxolone is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. It is being developed in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, ganaxolone’s potential across a range of seizure disorders, our commercial strategy for ganaxolone, our clinical strategy, development plans and timelines, and other future events.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, unexpected actions by the FDA or other regulatory agencies with respect to our products; changes in regulatory policy impacting orphan drug designations; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; our ability to comply with the FDA’s requirements in the required time frames; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; delays, interruptions or failures in the manufacture and supply of our product candidates; the company’s ability to obtain additional funding to support its clinical development and commercial programs; and the effect of the COVID-19 pandemic on our business, the medical community, regulators and the global economy. This list is not exhaustive and these and other risks are described in our periodic reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact
Sasha Damouni Ellis
Senior Vice President, Corporate Affairs & Investor Relations
Marinus Pharmaceuticals, Inc.
sdamouni@marinuspharma.com